EXHIBIT 99.3

FPIC INSURANCE GROUP, INC. AND ADVOCATE, MD FINANCIAL GROUP INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined statement of financial position combines the historical consolidated statements of financial position of FPIC Insurance Group, Inc “(“FPIC”) as of September 30, 2009 and gives effect to the acquisition (the “Acquisition”) of all of the outstanding capital stock of Advocate, MD Financial Group Inc. (“Advocate, MD”) described in Item 2.01 of the Current Report on Form 8-K/A, as if it had been completed on September 30, 2009. The unaudited pro forma condensed combined statements of income combine the historical consolidated statements of income of FPIC and Advocate, MD, giving effect to the acquisition as if it had been completed on January 1, 2008. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are:

1.	Directly attributable to the acquisition,

2.	Factually supportable, and

3.	With respect to the statements of income, expected to have a continuing impact on results. You should read this information in conjunction with the:

●	accompanying notes to the unaudited pro forma condensed combined financial information;

●
separate unaudited historical consolidated financial statements of FPIC as of and for the three and nine months ended September 30, 2009 and the related notes included in FPIC’s quarterly report on Form 10-Q for the three and nine months ended September 30, 2009;

●
separate audited historical financial statements of FPIC as of and for the year ended December 31, 2008 and the related notes included in FPIC’s annual report on Form 10-K for the year ended December 31, 2008;

●	separate unaudited historical financial statements of Advocate, MD as of and for the nine months ended September 30, 2009 and the related notes included herein; and

●	separate audited historical financial statements of Advocate, MD as of and for the year ended December 31, 2008 and the related notes included herein.

Form 8-K: 41

The unaudited pro forma condensed combined financial information is provided for informational purposes only. The pro forma information is not necessarily indicative of what FPIC’s financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. There were no material transactions between FPIC and Advocate, MD during the periods presented in the unaudited pro forma condensed combined financial statements.

These pro forma financial statements and adjustments are based on preliminary estimates and assumptions made by management and have been made solely for purposes of developing these pro forma financial statements for illustrative purposes to aid in the analysis of the impact of the acquisition to FPIC. The unaudited pro forma condensed combined statements of operations do not include the impacts of any revenue, cost or other operating synergies that may result from the acquisition or the costs to integrate the operations of FPIC and Advocate, MD or any non-recurring charges that may result from the acquisition. The unaudited pro forma condensed combined financial statements also do not reflect the impact of financing, liquidity or other balance sheet repositioning that may be undertaken in connection with or subsequent to the acquisition.

Form 8-K: 42

FPIC INSURANCE GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION

(in thousands)	As of September 30, 2009
	FPIC	Advocate, MD	Advocate, MD Pro forma Adjustments		Pro forma
Assets
Investments:
Fixed income securities, available-for-sale	$617,071	71,260	—		688,331
Equity securities, available-for-sale	11,647	1,497	—		13,144
Other invested assets	8,879	—	—		8,879
Total investments	637,597	72,757	—		710,354

Cash and cash equivalents	80,933	5,957	(44,600)	(A),(B)	42,290
Premiums receivable	56,114	4,219	—		60,333
Accrued investment income	6,760	542	—		7,302
Reinsurance recoverable on paid losses	6,403	—	—		6,403
Due from reinsurers on unpaid losses and advance premiums	131,571	5,110	—		136,681
Ceded unearned premiums	10,717	1,626	—		12,343
Deferred policy acquisition costs	9,447	4,430	(2,787)	(A)	11,090
Deferred income taxes	27,346	—	(872)	(A)	26,474
Goodwill	10,833	—	11,818	(A)	22,651
Intangible Assets	—	—	7,279	(A)	7,279
Other assets	7,108	1,923	—		9,031
Total assets	$984,829	96,564	(29,162)		1,052,231

Liabilities and Shareholders' Equity
Policy liabilities and accruals:
Losses and loss adjustment expenses	$533,407	39,458	—		572,865
Unearned premiums	98,652	14,983	—		113,635
Reinsurance payable	2,196	1,801	—		3,997
Paid in advance and unprocessed premiums	4,545	946	—		5,491
Total policy liabilities and accruals	638,800	57,188	—		695,988

Long-term debt	46,083	9,000	(9,000)	(B)	46,083
Other liabilities	23,845	3,206	7,008	(A)	34,059
Total liabilities	708,728	69,394	(1,992)		776,130

Commitments and contingencies

Shareholders' equity
Preferred stock	—	37	(37)	(C)	—
Common stock	682	22	(22)	(C)	682
Additional paid-in capital	—	8,206	(8,206)	(C)	—
Retained earnings	265,598	17,845	(17,845)	(C)	265,598
Accumulated other comprehensive income, net	9,821	1,060	(1,060)	(C)	9,821
Total shareholders' equity	276,101	27,170	(27,170)		276,101
Total liabilities and shareholders' equity	$984,829	96,564	(29,162)		1,052,231

See the accompanying notes to the unaudited pro forma condensed combined financial information.

Form 8-K: 43

FPIC Insurance Group, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(in thousands, except earnings per common share)	For the Nine Months Ended September 30, 2009
	FPIC	Advocate, MD	Advocate, MD Pro forma Adjustments		Pro forma
Revenues
Net premiums earned	$115,548	18,069	—		133,617
Net investment income	21,043	2,941	(84)	(F)	23,900
Net realized investment gains	1,339	—	—		1,339
Other income	373	6	—		379
Total revenues	138,303	21,016	(84)		159,235

Expenses
Net losses and loss adjustment expenses	68,315	12,808	—		81,123
Other underwriting expenses	29,441	6,231	378	(D)	36,050
Interest expense on debt	2,709	163	(163)	(E)	2,709
Other expenses	—	—	310	(D)	310
Total expenses	100,465	19,202	525		120,192

Income (loss) from continuing operations before income taxes	37,838	1,814	(609)		39,043
Less: Income tax expense (benefit)	11,792	907	(213)	(G)	12,486
Income (loss) from continuing operations	$26,046	907	(396)		26,557

Basic earnings per common share:
Income from continuing operations	$3.54				3.62
Basic weighted-average common shares outstanding	7,346				7,346

Diluted earnings per common share:
Income from continuing operations	$3.48				3.54
Diluted weighted-average common shares outstanding	7,494				7,494

See the accompanying notes to the unaudited pro forma condensed combined financial information.

Form 8-K: 44

FPIC Insurance Group, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

(in thousands, except earnings per common share)	For the Year Ended December 31, 2008
	FPIC	Advocate, MD	Advocate, MD Pro forma Adjustments		Pro forma
Revenues
Net premiums earned	$172,830	22,508	—		195,338
Net investment income	30,295	2,888	(905)	(F)	32,278
Net realized investment losses	(13,552)	—	—		(13,552)
Other income	432	2,967	—		3,399
Total revenues	190,005	28,363	(905)		217,463

Expenses
Net losses and loss adjustment expenses	99,721	5,926	—		105,647
Other underwriting expenses	37,992	6,229	504	(D)	44,725
Interest expense on debt	3,827	419	(419)	(E)	3,827
Other expenses	412	23	413	(D)	848
Total expenses	141,952	12,597	498		155,047

Income (loss) before income taxes	48,053	15,766	(1,403)		62,416
Less: Income tax expense (benefit)	15,953	5,111	(491)	(G)	20,573
Net income (loss)	$32,100	10,655	(912)		41,843

Basic earnings per common share:
Net income	$3.83				5.00
Basic weighted-average common shares outstanding	8,374				8,374

Diluted earnings per common share:
Net income	$3.72				4.84
Diluted weighted-average common shares outstanding	8,637				8,637

See the accompanying notes to the unaudited pro forma condensed combined financial information.

Form 8-K: 45

FPIC Insurance Group, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information

A.	Purchase price allocation

The purchase price of Advocate, MD for purposes of preparing these unaudited pro forma condensed combined financial statements is $42.6 million, as described below. Our subsidiary, First Professionals Insurance Company, Inc. acquired all of the outstanding capital stock of Advocate, MD.  The allocation of the purchase price is based upon preliminary estimates of the assets and liabilities acquired and estimated contingent consideration expected to be paid in accordance with accounting guidance on business combinations issued by the Financial Accounting Standards Board. The acquisition date fair value includes the estimated fair value of acquisition-related contingent consideration totaling $7.0 million.

In accordance with SFAS No. 141(R), a liability was recognized for the estimated fair value of acquisition-related contingent consideration totaling $7.0 million using a probability-weighted discounted cash flow model assuming the achievement of certain targets. Any change in the fair value of the acquisition-related contingent consideration subsequent to the acquisition date, including changes from events after the acquisition date, such as changes in our estimate of the targets, will be recognized in earnings in the period the estimated fair value change. The fair value estimate is based on the probability weighted targets to be achieved over the earn-out period. A change in fair value of the acquisition-related contingent consideration could have a material effect on the statement of operations and financial position in the period of the change in estimate.

The total acquisition date fair value of consideration transferred is estimated as follows:

(in thousands)

Cash consideration paid at closing	$33,600
Cash paid for non-compete agreement	2,000
Total cash paid	35,600
Estimated contingent consideration	7,008
Acquisition date fair value of consideration	$42,608

 The allocation of the consideration transferred is estimated as follows:

(in thousands)

Net assets acquired	$24,383
Goodwill	11,818
Acquired intangible assets	7,279
Deferred income tax liability	(872)
$42,608

Form 8-K: 46

FPIC Insurance Group, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information

B.	Repayment of Advocate senior notes

In connection with the transaction, FPIC also retired all of Advocate, MD’s outstanding bank debt, totaling $9 million.  This adjustment reflects the pay off of the senior note to Frost Bank.

C.	Elimination of Advocate stockholders’ equity

This adjustment reflects the elimination of the historical stockholders’ equity of Advocate, MD.

D.	Effect of the acquisition on amortization expense

This adjustment reflects the effects of the acquisition on amortization of intangible assets, which consist of state licenses, trade names, non-compete agreements and customer relationships.

(in thousands)			Amortization Expense
	Intangible Asset	Projected Useful Life (years)	Nine Months Ended September 30, 2009	Year Ended December 31, 2008
State licenses	$250	Indefinite	$—	—
Trade name - Advocate, MD	530	Indefinite	—	—
Non-competes	2,371	4.7	378	504
Customer relationships	4,128	10	310	413
	$7,279		$688	917

E.	Effect of acquisition on interest expense

This adjustment reflects the elimination of interest expense for the nine months ended September 30, 2009 and the year ended December 31, 2008.

F.	Effect of acquisition on investment income

This adjustment reflects the effects of the acquisition on FPIC’s investment income resulting from the decline in cash and invested assets associated with consideration paid for the acquisition.  The adjustments were calculated using FPIC’s actual return on cash for the respective periods presented.

G.	Effect of acquisition on income tax expense

This adjustment reflects the effects of the acquisition on the provision for income taxes as if taxes were calculated on a separate return basis using an assumed effective tax rate in each respective year.

Form 8-K: 47